Exhibit 10.7

Building 2

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of this 13th day of October, 2000, by and between CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company ("Landlord"), and REDBACK NETWORKS , INC ., a Delaware corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into a Lease dated October 2, 2000 (the "Lease"), for premises (the "Premises") with a street address of 250 Holger Way, San Jose, California, and more particularly described in the Lease;

B. Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

AGREEMENT

NOW THEREFORE , for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Security Deposit. The amount of the Security Deposit set forth in Article 1 of the Lease is hereby changed to $1,329,534.00.

2. First Month's Rent. The amount of the First Month's Prepaid Rent set forth in Article 1 is hereby changed to $221,589.00.

3. Base Monthly Rent. The Base Monthly Rent set forth in Article 1 is hereby changed as follows:

The term "Base Monthly Rent" shall mean the following:

Months *Rent/SF/Month/NNN
01-12 $2.90

*Commencing with Month 13 of the Lease Term and at the end of each 12 month period thereafter, Base Monthly Rent shall be increased at a rate of 3.0% per annum compounded.

4. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

5. Miscellaneous.

(a) Voluntary Agreement. The parties have read this Amendment and on the advice of counsel they have freely and voluntarily entered into this Amendment.

(b) Attorney's Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

(c) Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

(d) Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.
IN WITNESS WHEREOF , Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD :

CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC , A California limited liability company

By:	Corporate Technology Centre Partners LLC a California limited liability company Its Manager

	By:	Menlo Equities LLC a California limited liability company Its Managing Member

		By:	Menlo Equities, Inc. Its Managing Member

By:

Henry D. Bullock
President

TENANT :

REDBACK NETWORKS , INC ., Delaware corporation

By:
Title:

By:
Title: